Exhibit 10.4(a)
June 1, 2010
Graham Capital Management, L.P.
Rock Ledge Financial Center
40 Highland Avenue
Rowayton, CT 06853
Attention: Mr. Paul Sedlack
          Re: Management Agreement Renewals
Dear Mr. Sedlack:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2011 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified 2000 Futures Fund L.P.

•	Fairfield Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

•	Tactical Diversified Futures Fund L.P.

•	Fairfield Futures Fund L.P. II

•	CMF Graham Capital Master Fund L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer and Director

By:	/s/ Paul Sedlack

Print Name: Paul Sedlack
JM/sr